      As filed with the Securities and Exchange Commission on May 17, 1999
                              Registration No.333-

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                               -----------

                                 FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933

                              -----------

                     CAPITAL ONE FINANCIAL CORPORATION
          (Exact name of registrant as specified in its charter)

                              -----------

            Delaware                                            54-171854
(State or other jurisdiction                                 (I.R.S. Employer of
incorporation or organization)                               Identification No.)

                              -----------

                   2980 Fairview Park Drive, Suite 1300
                     Falls Church, Virginia 22042-4525
                     (Address, including zip code, of
                 Registrant's principal executive offices)

                                -----------

                     CAPITAL ONE FINANCIAL CORPORATION
                         1999 STOCK INCENTIVE PLAN
                         (Full title of the plan)

                               -----------

                        JOHN G. FINNERAN, JR., Esq.
                  Senior Vice President, General Counsel
                          and Corporate Secretary
                   2980 Fairview Park Drive, Suite 1300
                     Falls Church, Virginia 22042-4525
                              (703) 205-1000
         (Name, address, including zip code, and telephone number,
                including area code, of agent for service)

                               -----------

                      CALCULATION OF REGISTRATION FEE
=========================================================================
 Title of Security    Amount to    Proposed      Proposed      Amount of
 to be Registered       be         Maximum       Maximum      Registration
                     Registered    Offering      Aggregate       Fee
                         (1)         Price       Offering
                                 Per Unit (2)      Price
-------------------------------------------------------------------------
 Common Stock,
 par value $.01      200,000     $167.0625    $33,412,500.00    $9,288.68
 per share
=========================================================================

(1) Represents the maximum number of shares of Common Stock of Capital One Financial Corporation (the "Company") that may be offered and sold hereunder. The Common Stock being registered hereby includes associated Preferred Stock Purchase Rights, which initially are attached to and traded with the shares of the Registrant's Common Stock. Value attributable to such rights, if any, is reflected in the market price of the Common Stock.

(2) The maximum offering price per share has been determined solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and
     (h) under the Securities Act based on the average of the high and low prices for the Common Stock reported on the New York Stock Exchange on May 10, 1999.

(3) The Rights are to purchase the Registrant's Cumulative Participating Junior Preferred Stock. Until the occurrence of certain prescribed events, none of which has occurred as of the date of this Registration Statement, the Rights are not exercisable, are evidenced by the certificates representing the Registrant's Common Stock, and will be transferred along with, and only with, the Registrant's Common Stock.

                                 PART I

           INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I will be sent or given to participants as specified by Rule 428(b)(1). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents have been filed by the Registrant with the Commission and are incorporated herein by reference:

   (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1998.

   (b) The Registrant's Current Reports on Form 8-K filed January 19, 1999, April 15, 1999, April 30, 1999 and May 5, 1999.

   (c) The Registrant's Proxy Statement on Schedule 14A dated March 20, 1999 for its 1999 Annual Meeting provided, however, that the information referred to in Item 402(a)(8) of Regulation S-K promulgated by the Commission shall not be deemed to be specifically incorporated by reference herein.

   (d) The description of the Registrant's common stock on Amendment No. 1 to Form 8-A dated October 17, 1994.

   (e) The description of the Resgistrant's preferred stock purchase rights on Form 8-A dated November 16, 1995.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in any such incorporated document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other incorporated document subsequently filed (or in this Registration Statement, with respect to an incorporated document filed prior to the filing hereof), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

   Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     John G. Finneran, Jr., Senior Vice President, General Counsel and Corporate Secretary of the Registrant, who has rendered the opinion attached hereto as
Exhibit 5 holds 6,357 shares of Common Stock and options to purchase an additional 112,857 shares of Common Stock issued under the Registrant's 1994 Stock Incentive Plan.


Item 6.  Indemnification of Directors and Officers.

     Under Section 145 of the General Corporation Law of the State of Delaware (the "GCL"), a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of such corporation if such person acted in good faith and in a manner he or she reasonably believed to be in and not opposed to the best interest of the corporation and, with respect to a criminal action or proceeding, such person had no reasonable cause to believe that his or her conduct was unlawful, except that, in the case of any action or suit by or in the right of the corporation, no indemnification is permitted if the person shall be adjudged liable to the corporation other than indemnification for such expenses as a court shall determine such person is fairly and reasonably entitled to.

     Article XI of the Registrant's  Restated  Certificate of Incorporation  and
Section 6.7 of the Registrant's By-laws provide, in general, for mandatory indemnification of directors and officers to the fullest extent permitted from time to time by the GCL or any other applicable law, against liability incurred by them in proceedings instituted or threatened against them by third parties, or by or on behalf of the Registrant itself, relating to the manner in which they performed their duties unless they have been guilty of willful misconduct or of a knowing violation of the criminal law.

     Under Article X of the Registrant's Restated Certificate of Incorporation, a director of the Registrant is not personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit.

     The Registrant also maintains a directors and officers insurance policy generally covering the activities for which such persons are entitled to indemnification.

Item 7.  Exemption from Registration Claimed.

      Not applicable.

Item 8.  Exhibits.

       Exhibit          Description                Reference
        Number          -----------                ---------
       -------

         3.1     Restated Certificate of           Incorporated by reference
                 Incorporation of Capital          to Exhibit 3.1 of the
                 One Financial Corporation         Registrant's Annual Report
                                                   on Form 10-K for the year
                                                   ended December 31, 1994

         3.2     Restated Bylaws of Capital        Incorporated by reference
                 One Financial Corporation         to Exhibit 3.2 of the
                 (as amended January 24,           Registrant's Annual Report
                 1995)                             on Form 10-K for the year
                                                   ended December 31, 1994

          4      Capital One Financial             Filed herewith
                 Corporation 1999 Stock
                 Incentive Plan

         4.1     Rights Agreement, dated as of     Incorporated by
                 November 16, 1995, between        reference to the
                 Capital One Financial             Registrant's
                 Corporation and First Chicago     Current Report on
                 Trust Company of New York (as     Form 8-K, filed
                 successor to Mellon Bank,         November 16, 1995
                 N.A.), as Rights Agent

         4.2     Amendment Number 1 to Rights      Incorporated by
                 Agreement, dated as of April      reference to the
                 29, 1999, between Capital One     Registrant's
                 Financial Corporation and         Current Report on
                 First Chicago Trust Company       Form 8-K, filed
                 of New York (as successor to      May 5, 1999
                 Mellon Bank, N.A.), as Rights
                 Agent

          5      Opinion of Counsel                Filed herewith

         23.1    Consent of Counsel                Contained in
                                                   Exhibit 5 and
                                                   incorporated
                                                   herein by reference

         23.2    Consent of Independent            Filed herewith
                 Auditors

          24     Power of Attorney                 Set forth on
                                                   signature page

Item 9.  Undertakings.

   (a) The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act").

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to
     Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered thereby, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities registered which remain unsold at the termination of the offering.

   (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered thereby, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Commonwealth of Virginia, on the 14th day of May, 1999.


                                  CAPITAL ONE FINANCIAL CORPORATION




                                  By /s/ John G. Finneran, Jr.
                                     -------------------------------------------
                                     John G. Finneran, Jr.
                                     Senior Vice President, General Counsel
                                      and Corporate Secretary


                             POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David M. Willey and John G. Finneran, Jr., Esq. his true and lawful attorney-in-fact and agent, for him, with full power of substitution and resubstitution, for him and in his name, place and stand, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all interests and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated below on the 14th day of May, 1999.



         SIGNATURE                                            TITLE



/s/ Richard D. Fairbank
-------------------------------------             Director, Chairman and Chief Executive Officer
Richard D. Fairbank                               (Principal Executive Officer)




/s/ Nigel W. Morris
-------------------------------------             Director, President and Chief Operating Officer
Nigel W. Morris




/s/ David W. Willey
-------------------------------------             Senior Vice President, Corporate Financial
David M. Willey                                   Management and Treasurer
                                                  (Principal Accounting and Financial Officer)



/s/ W. Ronald Dietz
-------------------------------------             Director
W. Ronald Dietz



/s/ James A. Flick, Jr.
-------------------------------------             Director
James A. Flick, Jr.



/s/ Patrick W. Gross
-------------------------------------             Director
Patrick W. Gross



/s/ James V. Kimsey
-------------------------------------             Director
James V. Kimsey



/s/ Stanley I. Westreich
-------------------------------------             Director
Stanley I. Westreich


                                Exhibit Index

 Exhibit                     Description                      Sequential
  Number                     -----------                      Page Number
  ------                                                      -----------

    4            Capital One Financial Corporation 1999           9
                 Stock Incentive Plan

    5            Opinion of Counsel                               20

   23.2          Consent of Independent Auditors                  21

                                                                       Exhibit 4


                        CAPITAL ONE FINANCIAL CORPORATION
                            1999 STOCK INCENTIVE PLAN
                        (Effective as of April 29, 1999)

     1. Purpose. The purpose of the Capital One Financial Corporation 1999 Stock Incentive Plan (the "Plan") is to further the long term stability and financial success of Capital One Financial Corporation (the "Company") by attracting and retaining employees and consultants of the Company through the use of stock incentives. It is believed that ownership of Company Stock will stimulate the efforts of those employees and consultants of the Company upon whose judgment and interest the Company is and will be largely dependent for the successful conduct of its business. It is also believed that Awards granted to such employees and consultants under the Plan will strengthen their desire to remain with the Company and will further the identification of those employees' and consultants' interests with those of the Company's shareholders. The Plan was adopted by the Board of Directors on April 29, 1999.

     2. Definitions. As used in the Plan, the following terms have the meanings indicated:

          (a) "Award" means the award of an Option under the Plan.

          (b) "Board" means the board of directors of the Company.

          (c) "Change of Control" means:

               (i) The acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% (or, if such shares are purchased from the Company, 40%) or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Company Voting Securities"), provided, however, that any acquisition by (x) the Company or any of its subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (y) any corporation with respect to which, immediately following such acquisition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, shall not constitute a Change of Control; or

               (ii) Individuals who constituted the Board as of January 1, 1999 (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to January 1, 1999 whose appointment to fill a vacancy or to fill a new Board position or whose nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

               (iii) Approval by the shareholders of the Company of a reorganization, merger or consolidation (a "Business Combination"), in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such Business Combination do not in the aggregate, immediately following such Business Combination, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Company Voting Securities, as the case may be; or

               (iv) (A) a complete  liquidation or dissolution of the Company or
          (B) sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, immediately following such sale or disposition, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, in the aggregate by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, immediately prior to such sale or disposition.

          (d) "Code" means the Internal  Revenue Code of 1986,  as amended.

          (e) "Committee" means the committee appointed by the Board as described under Section 13.

          (f) "Company" means Capital One Financial Corporation, a Delaware corporation, or any successor thereto.

          (g) "Company Stock" means Common Stock of the Company or any securities substituted for Common Stock of the Company pursuant to Section 12.

          (h) "Date of Grant" means the date on which an Award is granted by the Committee or such later date specified by the Committee as the date as of which the Award is to be effective.

          (i) "Disability" or "Disabled" and the existence thereof shall mean a termination of employment due to a permanent and total disability under the Company's Long Term Managed Income Protection program or any similar plan as in effect from time to time, or if no such plan is in effect, then as determined by the Committee (such determination to be conclusive).


          (j) "Fair Market Value" means as of the date for which a value determination is being made, the average of the Common Stock's highest and lowest prices on such date as reported on The New York Stock Exchange Composite Transactions Tape (or, if the New York Stock Exchange is not open for trading on such date, for the last preceding day on which Company Stock was traded). In the absence of any such sale, fair market value means the average of the highest bid and lowest asked prices of a share of Company Stock on such date as reported by such source. In the absence of such average or if shares of Company Stock are no longer traded on The New York Stock Exchange, the fair market value shall be determined by the Committee using any reasonable method in good faith.

          (k) "Option" means a right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan.

          (l) "Participant" means any employee or consultant who receives an Award under the Plan.

          (m) "Reload Feature" means a feature of an Option described in a Participant's stock option agreement that provides for the automatic grant of a Reload Option in accordance with the provisions described in Section 7(d).

          (n) "Reload Option" means an Option granted to a Participant equal to the number of shares of already owned Company Stock delivered by the Participant to exercise an Option described in Section 7(d).

          (o) "Rule 16b-3" means Rule 16b-3 of the Securities Exchange Act of 1934. A reference in the Plan to Rule 16b-3 shall include a reference to any corresponding rule (or number redesignation) of any amendments to Rule 16b-3 enacted after the effective date of the Plan's adoption.

          (p) "Subsidiary" means a corporation or other entity more than 50% of whose voting shares are owned directly or indirectly by the Company.

     3. General. All Options granted under the Plan shall be non-statutory in nature and shall not be entitled to special tax treatment under Code Section 422.

     4. Stock. Subject to Section 12 of the Plan, there shall be reserved for issuance under the Plan an aggregate of 200,000 shares of Company Stock, which may be authorized but unissued shares or treasury shares. Shares granted under the Plan subject to Options that expire or otherwise terminate unexercised may again be subjected to an Award under the Plan. The Committee is expressly authorized to make an Award to a Participant conditioned upon the surrender for cancellation of an existing Award. For purposes of determining the number of shares that are available for Awards under the Plan, such number shall include the number of shares surrendered by a Participant or retained by the Company in payment of federal and state income tax withholding liabilities upon exercise of an Option.

     5.  Eligibility.

          (a) All employees and consultants of the Company (or a Subsidiary of the Company) shall be eligible to receive Awards under the Plan, except for directors of the Company. The Committee shall have the power and complete discretion, as provided in Section 13, to select eligible persons to receive Awards and to determine for each person the terms and conditions and the number of shares to be allocated to each person as part of each Award.

          (b) The grant of an Award shall not obligate the Company or any Subsidiary of the Company to pay a Participant any particular amount of remuneration, to continue the employment or service of the Participant after the grant or to make further grants to the Participant at any time thereafter.

     6. Stock Options.

          (a) Whenever the Committee deems it appropriate to grant Options, notice shall be given to the eligible person stating the number of shares for which Options are granted, the Option exercise price per share and the conditions to which the grant and exercise of the Options are subject. This notice shall constitute the stock option agreement between the Company and the eligible person.

          (b) The exercise price of shares of Company Stock covered by an Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant.

          (c) Options may be exercised in whole or in part at such times as may be specified by the Committee in the Participant's stock option agreement.

          (d) The Committee may, in its discretion, grant Options which by their terms become fully exercisable upon a Change of Control, notwithstanding other conditions on exercisability in the stock option agreement.

          (e) The maximum number of shares with respect to which Options may be granted in any calendar year to any person eligible to participate in the Plan shall be 500,000.

          (f) The Committee may, in its discretion, grant Options containing, or amend Options previously granted to provide for, a Reload Feature subject to the limitations of Sections 6(e) and 7(d).

     7.  Method of Exercise of  Options.

          (a) Options may be exercised by the Participant in accordance with the method or methods of exercise as may be approved from time to time by the Committee. If the terms of an Option so permit, in lieu of delivering payment for the exercise price in full in cash, the Participant may (i) deliver Company Stock that the Participant has owned for at least six (6) months (valued at Fair Market Value on the date of exercise) in satisfaction of all or any part of the exercise price, (ii) deliver a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of the sale or loan proceeds to pay the exercise price, or (iii) deliver an interest bearing promissory note payable to the Company, to the extent permitted by applicable margin rules, in payment of all or part of the exercise price together with such collateral as may be required by the Committee at the time of exercise. The interest rate under any such promissory note shall be equal to the minimum interest rate required at the time to avoid imputed interest to the Participant under the Code.

          (b) The Company may place on any certificate representing Company Stock issued upon the exercise of an Option any legend deemed desirable by the Company's counsel to comply with Federal or state securities laws, and the Company may require of the Participant a customary written indication of his investment intent. Until the Participant has made any required payment, including any applicable Federal, state and local withholding taxes, and has had issued to him a certificate (whether original, book-entry or otherwise) for the shares of Company Stock acquired, he shall possess no shareholder rights with respect to the shares.

          (c) If a Participant exercises an Option that has a Reload Feature by delivering already owned shares of Company Stock, the Participant shall automatically be granted a Reload Option. The Reload Option shall be subject to the following provisions:

               (i) The Reload Option shall cover the number of shares of Company Stock delivered by the Participant to the Company to exercise the Option with the Reload Feature;

               (ii) The Reload Option will not have a Reload Feature;

               (iii) The exercise price of shares of Company Stock covered by a Reload Option shall be 100% of the Fair Market Value of such shares on the date the employee or consultant delivers shares of Company Stock to the Company to exercise the Option that has a Reload Feature; and

               (iv) The Reload Option shall be subject to the same  restrictions
          on   exercisability   as  those  imposed  on  the  underlying   Option
          (possessing the Reload Feature).

The Committee may, in its discretion, cause the Company to place on any certificate representing Company Stock issued to a Participant upon the exercise of an underlying Option (possessing a Reload Feature as evidenced by the stock option agreement for such Option) delivered pursuant to this subsection (d), a legend restricting the sale or other disposition of such Company Stock.


          (d) Notwithstanding anything herein to the contrary, it is intended that Awards be granted in such a manner as to conform to the provisions of Rule 16b-3, or any replacement rule adopted, as the same now exists or may, from time to time, be amended.

     8. Applicable Withholding Taxes. As an alternative to making a cash payment to the Company to satisfy tax withholding obligations, the Committee may establish procedures permitting the Participant to elect to (a) deliver shares of already owned Company Stock or (b) have the Company retain that number of shares of Company Stock that would satisfy all or a specified portion of the Federal, state and local tax liabilities of the Participant required to be withheld as a result of exercising an Award. Any such election shall be made
only  in  accordance   with   procedures   established  by  the  Committee.

     9. Transferability of Options. Options, by their terms, shall not be transferable by the Participant except by will or by the laws of descent and distribution and shall be exercisable, during the Participant's lifetime, only by the Participant or by his guardian or legal representative. The Committee is expressly authorized, in its discretion, to provide that all or a portion of an Option may be granted to a Participant upon terms that permit transfer of the Option in a form and manner determined by the Committee. Any person to whom an Option is transferred pursuant to this Section 9 shall agree in writing to be bound by the terms of the Plan and the stock option agreement for such Option as if such transferee had been an original signatory thereto, and to execute and/or deliver to the Committee any documents as may be requested by the Committee from time to time.

     10. Effective Date of the Plan. The Plan, having been adopted by the Board, shall be effective on April 29, 1999. Until the requirements of any applicable federal and state securities laws have been met, no Option shall be exercisable.

     11. Termination, Modification, Change. If not sooner terminated by the Board, the Plan shall terminate at the close of business on April 28, 2009. No Awards shall be made under the Plan after its termination. The Board may terminate the Plan or may amend the Plan in such respects as it shall deem advisable, including amendments that the Board deems appropriate to ensure compliance with applicable law. The termination or amendment of the Plan shall not, without the consent of the Participant, detrimentally affect a Participant's rights under an Award previously granted to him, except such termination or amendment as the Board deems appropriate to ensure compliance with applicable law. Notwithstanding the foregoing, the Board or the Committee may terminate any Award previously granted to a Participant and any agreement relating thereto in whole or in part provided that upon any such termination the Company in full consideration of the termination of any Award outstanding under the Plan (whether or not exercisable) or portion thereof pays to such Participant an amount in cash for each share of Company Stock subject to such Award or portion thereof being terminated equal to the excess, if any, of (a) the Fair Market Value of a share of Company Stock over (b) the sum of (i) the exercise price per share of such Award and (ii) applicable withholding taxes and other similar charges, or, if the Board or the Committee permits and the Participant elects, accelerates the exercisability of such Participant's Award or portion thereof (if necessary) and allows such Participant 30 days to exercise such Award or portion thereof before the termination of such Award or portion thereof.

     12.  Change in  Capital  Structure.

     (a) In the event of a stock dividend, stock split or combination of shares, spin-off, recapitalization or merger in which the Company is the surviving corporation, a consolidation or a merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company's outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company's assets, or other change in the Company's capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the Committee (whose determination shall be binding on all persons) may take such actions with respect to the Plan and any outstanding Options as the Committee deems appropriate, including adjusting appropriately the number and kind of shares of stock or securities of the Company to be subject to the Plan and to Awards then outstanding or to be granted under the Plan, the maximum number of shares or securities which may be delivered under the Plan or which may be granted in a calendar year to an eligible person under the Plan, the exercise price and any other relevant provisions. If the adjustment would produce fractional shares with respect to any unexercised Option, the Committee may adjust appropriately the number of shares covered by the Option so as to eliminate the fractional shares.

     (b) Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee's determination shall be conclusive and binding on all persons for all purposes.

     13. Administration of the Plan. The Plan shall be administered by the Committee consisting solely of two or more nonemployee directors of the Company

(within the meaning of Rule 16b-3), who shall be appointed by the Board, unless otherwise determined by the Board. The Committee shall have general authority to impose any limitation or condition upon an Award the Committee deems appropriate to achieve the objectives of the Award and the Plan and, in addition, and without limitation and in addition to powers set forth elsewhere in the Plan, shall have the following specific authority:

     (a) The Committee shall have the power and complete discretion to determine
(i) which eligible employees and consultants shall receive an Award and the nature of the Award, (ii) the number of shares of Company Stock to be covered by each Award, (iii) whether to include a Reload Feature in an Option and to impose limitations on the use of shares acquired through the exercise of a Reload Option to exercise Options, (iv) the Fair Market Value of Company Stock, (v) the time or times when an Award shall be granted, (vi) whether an Award shall become vested over a period of time and when it shall be fully vested, (vii) when Options may be exercised, (viii) whether a Disability exists, (ix) the manner in which payment will be made upon the exercise of Options, (x) whether to approve a Participant's election (A) to deliver shares of already owned Company Stock to satisfy tax liabilities arising upon the exercise of an Option or (B) to have the Company withhold from the shares to be issued upon the exercise or receipt of an Award that number of shares necessary to satisfy tax liabilities arising from such exercise or receipt, (xi) notice provisions relating to the sale of Company Stock acquired under the Plan, and (xii) any additional requirements relating to Awards that the Committee deems appropriate. The Committee shall also have the power to amend the terms of previously granted Awards so long as the terms as amended are consistent with the terms of the Plan and provided that, except for such amendments as the Committee deems appropriate to ensure compliance with applicable law, the consent of the Participant is obtained with respect to any amendment that would be detrimental to him.

          (b) The Committee may adopt rules and regulations for carrying out the Plan. The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

          (c) A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

          (d) The Board of Directors from time to time may appoint members previously appointed and may fill vacancies, however caused, in the Committee.

          (e) No member of the Committee or the Board shall be liable for any action, omission, or determination relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other director, employee or consultant of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability arising out of any action, omission or determination relating to the Plan, to the maximum extent permitted by law.

     14. Notice. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered as follows: (a) if to the Company, delivery shall be made personally or by first class mail, postage prepaid at its principal business address to the attention of the Company's Director of Human Resources; and (b) if to any Participant, personally, including by delivery through the Company's internal electronic system with a return receipt requested or interoffice mail system, or by first class mail, postage prepaid, at the last known address of the Participant known to the sender at the time the notice or other communication is sent.

     15. Foreign Equity Incentive Plans. The Committee may authorize any foreign Subsidiary or any foreign unincorporated division of the Company or of a Subsidiary to adopt a plan for granting Awards (a "Foreign Equity Incentive Plan"). All Awards granted under a Foreign Equity Incentive Plan shall be treated as grants under the Plan. A Foreign Equity Incentive Plan shall have such terms as the Committee permits; provided that such terms are not inconsistent with the provisions of the Plan; and provided further that such terms may be more restrictive than those in the Plan. Awards granted under a Foreign Equity Incentive Plan shall be governed by the terms of the Plan except to the extent that the terms of the Foreign Equity Incentive Plan are more restrictive than the terms of the Plan, in which case such terms of the Foreign Equity Incentive Plan shall control.

     16. Substitute Award. The Committee may make a grant of an Award to an employee or consultant of another corporation who becomes an employee or consultant of the Company (or Subsidiary of the Company) by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization, liquidation or similar transaction involving the Company (or Subsidiary of the Company) in substitution for any award made by such corporation. The terms and conditions of the substitute Award may vary from the terms and conditions required by the Plan and from those of the substituted award. The Committee shall prescribe the provisions of the substitute Award.

     17. Governing Law. The Plan shall be governed by, and interpreted in accordance with, the law of the Commonwealth of Virginia.

[CAPITAL ONE LETTERHEAD]

                                                                       Exhibit 5



                                                     May 14, 1999



Board of Directors
Capital One Financial Corporation
2980 Fairview Park Drive, Suite 1300
Falls Church, Virginia  22042

Gentlemen:

                  As the General Counsel of Capital One Financial Corporation (the "Company"), I have participated in the preparation of a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Registration Statement"), with respect to the registration of 200,000 shares of the Company's common stock, par value $.01 per share, (the "Common Stock") authorized for issuance upon the exercise of options granted under the Company's 1999 Stock Incentive Plan (the "Plan"). I am familiar with the Registration Statement and have examined such corporate documents and records, including the Plan, and such matters of law as I have considered appropriate to enable me to render the following opinion.

                  On the basis of the foregoing, I am of the opinion that the shares of Common Stock have been duly authorized and when issued and sold consistent with the terms of the Plan and the related resolutions of the Board of Directors and the Compensation Committee, will be validly issued, fully paid and non-assessable shares of the Company's Common Stock.

                  I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to me under the caption "Interests of Named Experts and Counsel" in the Registration Statement.


                                                     Very truly yours,



                                                     /s/ John G. Finneran, Jr.

                                                     John G. Finneran, Jr., Esq.
                                                     General Counsel

                                                                    Exhibit 23.2



                         CONSENT OF INDEPENDENT AUDITORS



     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333- ) pertaining to the Capital One Financial Corporation 1999 Stock Incentive Plan of our report dated January 19, 1999, with respect to the consolidated financial statements of Capital One Financial Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.




/s/ Ernst & Young, LLP
------------------------
Washington, D.C.
May 12, 1999